Exhibit 10.1

AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

This AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of June 28, 2006 by and among Focus Enhancements, Inc., a Delaware corporation (“Focus”), the purchasers signatory hereto (each such purchaser, a “Purchaser” and collectively, the “Purchasers”), and Thomas Boucher (the “Purchasers’ Agent”).

RECITALS

WHEREAS, the Purchasers and Focus previously have entered into that certain Senior Secured Convertible Note Purchase Agreement, dated as of January 24, 2006 (the “Original Purchase Agreement”), which Original Purchase Agreement provided for, among other things, the mandatory registration (as more fully described in the Original Purchase Agreement, the “Mandatory Registration”) for resale of shares of common stock of Focus issuable upon conversion of the Notes, as defined in the Original Purchase Agreement (the “Registrable Securities”);

WHEREAS, the failure to register the Registrable Securities would constitute an Event of Default under the Original Purchase Agreement;

WHEREAS, Focus has registered the Registrable Securities on a registration statement on Form S-3 (File No. 333-133291, the “Effective Registration Statement”), declared effective by the Securities and Exchange Commission (“SEC”) on May 10, 2006;

WHEREAS, as a consequence of the terms of the Original Purchase Agreement and related Registration Rights Agreement entered into by and among Focus, the Purchasers and Ingalls & Snyder, LLC as of January 24, 2006 (the “Original Registration Rights Agreement”), Focus has been required under Generally Accepted Accounting Principles to record a liability on its balance sheet relating to the Registrable Securities resulting in an $4.0 million expense to its statement of operations at the date of closing.  In addition, any appreciation in Focus’ stock price will result in additional expense on Focus’ statement of operations reflecting the change in fair value of such liability; and

WHEREAS, in order to permit Focus to reclassify the accounting treatment of the Registrable Securities to additional paid in capital and thereby remove the above-referenced liability from its balance sheet and to eliminate the continued impact of such changes in fair value of such liability to its statement of operations, the parties hereto agree to amend the Original Purchase Agreement and the Original Registration Rights Agreement to delete the Mandatory Registration obligation and the liquidated damages provisions and in partial consideration therefor grant “piggy-back” registration rights to the Holders, all upon the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants hereinafter set forth, the consideration set forth in the Amendment to the Original Registration Rights Agreement of even date herewith, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.               Defined Terms.

Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Original Purchase Agreement.

Section 2.               Amendments to Original Purchase Agreement.

Section 7.5 of the Original Purchase Agreement relating to registration of the Registrable Securities is hereby deleted in its entirety.

Section 3.               Ratification of Original Purchase Agreement.

Except as modified by the terms of this Amendment, the Original Purchase Agreement is hereby ratified and confirmed in its entirety, and shall remain in full force and effect in accordance with its terms.

Section 4.               Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party hereto confirms that any facsimile copy of such party’s executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed copy thereof.

Section 5.               Governing Law.

This Amendment shall be governed by the laws of the State of New York (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

Section 6.               Counsel.

EACH OF THE UNDERSIGNED PARTIES ACKNOWLEDGES THAT HE, SHE OR IT HAS BEEN ADVISED TO CONSULT SUCH PARTY’S LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO THE TERMS AND CONDITIONS OF THIS AMENDMENT AND HAS BEEN GIVEN THE OPPORTUNITY TO DO SO.

Section 7.               Entire Agreement.

The Original Purchase Agreement (including any and all annexes, exhibits and schedules thereto), as amended by this Amendment, constitute the entire agreement of the parties hereto with respect to the subject matter thereof and hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter thereof and hereof. The parties hereto intend to be bound, and hereby agree, that this amendment is effective as of June 28, 2006.

Section 8.               Other General.

The recitals hereto are a material part hereof and are incorporated in this Amendment by reference as if fully set forth herein. Captions and headings are for convenience only, are not deemed to be part of this Amendment and shall not be used in the interpretation of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Original Purchase Agreement as of the date first written above.

FOCUS ENHANCEMENTS, INC.

By:	/s/ Brett Moyer
Name:	Brett Moyer
Title:	CEO & President

PURCHASERS’ AGENT

Ingalls & Snyder LLC

By:	/s/ Thomas Boucher Jr.
Name:	Thomas Boucher Jr.
Title:	Manager

PURCHASERS

/s/ Thomas Boucher Jr for Ingalls & Snyder Value Partners
/s/ Steven Foote